UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2015

Saba Software, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34372	94-3267638
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Bridge Parkway, Redwood Shores, California	94065-1166
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 581-2500

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 15, 2015, the board of directors of Saba Software, Inc. (the “Company”) approved amendments to the Company’s amended and restated bylaws. The amendments primarily involve changes to the bylaws in order to (i) empower the Board with the ability to postpone, reschedule or cancel annual and special stockholder meetings, (ii) specify the powers of the chairman of such meetings and specifically state what business may be transacted at special meetings, (iii) empower the chairman of the meeting with plenary authority with respect to a stockholder meeting, including to take action at such meeting with respect to calling the meeting to order, establishing the agenda for the meeting, conducting business of the meeting and adjourning or recessing the meeting for any reason, (iv) clarify language with regard to the removal of directors such that a director may be removed only for cause so long as the Board is a classified board, and (v) establish the Delaware Court of Chancery as the exclusive forum for certain types of litigation unless the Company consents to another forum in writing. A copy of the Company’s amended and restated bylaws, amended as described above, is attached hereto as Exhibit 3.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Saba Software, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Saba Software, Inc. (Registrant)

Date: February 17, 2015	/s/ Mark Robinson
(Signature)
Mark Robinson
Chief Financial Officer